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                                                                    EXHIBIT 24.1


                        CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in the registration statements of Seagull Energy Corporation listed below of our report dated January 21, 1994, with respect to the consolidated financial statements of Novalta Resources Inc. and Subsidiaries as of December 31, 1993 and 1992, and for each of the years in the two-year period ended December 31, 1993 included in Amendment No. 1 on Form 8-KA filed February 16, 1994 to the Current Report on Form 8-K of Seagull Energy Corporation filed January 19, 1994.



                a.     Form S-8, Seagull Thrift Plan (2-72014).
                b. Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834)
                c.     Form S-8, ENSTAR Natural Gas Company Thrift Plan
                       (33-14463).
                d.     Form S-8 and Form S-3, Seagull Energy
                       Corporation 1983 Stock Option
                       Plan (2-93087)
                e. Form S-8 and Form S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475)
                f. Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483)
                g.     Form S-8, Seagull Energy Corporation
                       1993 Stock Option Plan (33-50643)
                h. Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (33-50645)





Calgary, Alberta, Canada                                 /s/ ERNST & YOUNG
February 16, 1994                                        Chartered Accountants